ARTHUR
                            ANDERSEN

                    ARTHUR ANDERSEN & CO. SC



January 10, 1996                       Arthur Andersen LLP
                                       Suite 300
                                       One Capitol Mall
                                       Sacramento CA 95814-3229
                                       916-442-0501


Securities and Exchange Commission
450 5th Street N.W.
Washington, D. C. 20549

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated January 5,1996, of Fischer-Watt Gold Company, Inc. filed on January 9,1996, with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


By /s/ Richard J. Blumenfeld